EXHIBIT 16.1
April 19, 2012 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re: BOOKS-A-MILLION, INC.
File No. 0-20664

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of BOOKS-A-MILLION, INC. dated April 19, 2012 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP